EXTENSION AGREEMENT

	Scientific Industries, Inc., a Delaware corporation (the "Company"), and Joseph G. Cremonese and Laboratory Innovations Company, Ltd, (collectively, the "Consultant") do hereby agree that the engagement of the Consultant by the Company pursuant to the Fifth Amended and Restated Consultant Agreement, dated January 20, 2012, as extended by the Extension Agreement dated November 29, 2012 (the "Restatement") shall be extended through December 31, 2015 on the same terms as the Restatement.

Dated: January 14, 2015


				SCIENTIFIC INDUSTRIES, INC.



				By:  /s/ Helena R. Santos
                                _________________________
				Helena R. Santos, President




				JOSEPH G. CREMONESE

                                /s/ Joseph G. Cremonese
				_______________________



				LABORATORY INNOVATIONS COMPANY, LTD


				By:  /s/ Joseph G. Cremonese
                                _______________________
				Joseph G. Cremonese